EXHIBIT 3.2.1










                       Atlas Air Worldwide Holdings, Inc.


                                     BY-LAWS

                                       of

                       ATLAS AIR WORLDWIDE HOLDINGS, INC.



                   * * * * * * * * * * * * * * * * * * * * * *

                               AS OF JULY 28, 2004







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                                   ARTICLE I

                                    OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of Directors shall be held in the City of Purchase, State of New York, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the last Thursday of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be



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called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive
Officer of the Corporation or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors.

         Section 4. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing by all stockholders entitled to vote at the meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called.

            Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

            When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 5. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a



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complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            The stock ledger shall be the only evidence as to which stockholders are entitled to examine the stock ledger or the list required by this Section 5, or to vote in person or by proxy at any meeting of shareholders.

         Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice, except as provided in the last paragraph of Section 4 of this Article II, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.



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         Section 7. Except as otherwise provided by the Certificate of
Incorporation or these By-Laws, whenever Directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of Directors, is to be taken by vote of stockholders at a meeting, it shall be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereon, except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws.

            Except as otherwise provided by law, or by the Certificate of Incorporation or these By-Laws, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

            Upon the demand of any stockholder entitled to vote, the vote for Directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

         Section 8. At every meeting of stockholders the Chairman of the Board, or any Vice Chairman of the Board, or the Chief Executive Officer, as designated by the Board of Directors, or, if none be present, or in the absence of any such designation, the appointee of the meeting, shall preside. The Secretary, or in his or her absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.


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         Section 9. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy executed in writing by the stockholder or as otherwise permitted by law, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

         Section 10. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 4 of Article II of these By-Laws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 10 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting, or, in the case of the Corporation's first annual meeting to be held after the initial adoption of these By-Laws, the preceding year's annual meeting of Atlas Air, Inc., a Delaware corporation; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is


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advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the


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nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this
Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 4 of Article II of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is


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first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such defective proposal or nomination shall be disregarded.

                           (2) For purposes of this Section 10, "public
announcement" shall mean disclosures in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this
Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.



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         Section 11. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at the meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware (the "GCL").

                  The Chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                                  ARTICLE III

                                    DIRECTORS

         Section 1. The number of Directors which shall constitute the whole Board shall be not less than 1 nor more than 11. The first Board shall consist of one Director. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Except as otherwise permitted by or consistent with applicable



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statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers, at no time shall more than one-third of the Directors in office be Aliens (as defined in the Certificate of Incorporation). Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

         Section 3. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.




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                                   ARTICLE IV

                       CHAIRMAN OF THE BOARD OF DIRECTORS

         Section 1. The Board of Directors in its discretion may elect a Chairman of the Board of Directors and may also choose one or more Vice-Chairman of the Board. The Chairman of the Board of Directors shall be a Director. He shall preside at all meetings of stockholders and of the Board of Directors at which he shall be present, and he shall perform such other duties and enjoy such other powers as shall be delegated to him by the Board of Directors or which are or may at any time be required by law.

         Section 2. Each Vice Chairman of the Board, in the absence of the Chairman of the Board, shall have all powers herein conferred upon the Chairman of the Board. In addition, each Vice Chairman shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

         Section 3. The Chairman and any Vice-Chairman of the Corporation shall hold office until their successors are chosen and qualify. Any Chairman or Vice-Chairman elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

                                   ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

         Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors



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in order legally to constitute the meeting, provided a quorum shall be present.
In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 3. Regular meetings of the Board of Directors shall be held on such date and at such times and places as shall be designated from time to time by the Board of Directors; PROVIDED, that the Board shall hold at least four (4) regular meetings in each year; PROVIDED, FURTHER, that the regular meetings of the Board of Directors can be waived at the request of the Chief Executive Officer if at least a majority of the Directors agree in writing to such waiver at least seven days before the date of the meeting to be so waived except that in any event the Board shall hold at least four (4) regular meetings in each year. The Secretary shall forward to each Director, at least five days before any such regular meeting, a notice of the time and place of the meeting, together with the reports and recommendations of any committee of the Board of Directors required to deliver periodic reports and the agenda for the meeting prepared by the Chief Executive Officer or in lieu thereof a notice of waiver if the regular meeting has been waived.

         Section 4. Special meetings of the Directors may be called by the Chairman of the Board, any Vice Chairman, the Chief Executive Officer or a majority of the Directors, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting, including the time and place of the meeting and the agenda


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therefor, shall be given by the Secretary or by the person calling the meeting to each Director by causing the same to be delivered personally or by facsimile transmission not later than the close of business on the second day next preceding the day of the meeting.

         Section 5. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         Section 6. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 8. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any


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committee, by means of conference telephone or similar communications equipment but by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE VI

                             COMMITTEES OF DIRECTORS

         Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate, subject to the requirements of such committee's charter and applicable laws, rules and regulations, one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint, subject to the requirements of such committee's charter and applicable laws, rules and regulations, another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the


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Board of Directors as provided in Section 151(a) of the GCL, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 2. A Chairman of each committee shall be selected by the Board of Directors to serve for such term as the Board of Directors may determine. Subject to any requirements of the applicable committee charter and applicable laws, rules and regulations, each committee shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 3. The Board of Directors may, in its discretion designate annually an Executive Committee consisting of not less than three Directors as it may, from time to time determine, subject to applicable laws, rules and regulations. The Committee shall




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have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the corporation as the Board of Directors may from time to time prescribe, subject to applicable laws, rules and regulations; PROVIDED, HOWEVER, that to the extent prohibited by law, the Executive Committee shall not have the power or authority of the Board of Directors in respect of (1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the GCL to be submitted to the stockholders of the Company for approval or (2) adopting, amending or repealing any By-Law of the Company.

         Section 4. The Board of Directors shall designate annually an Audit and Governance Committee comprised of three or more Directors. Such committee shall satisfy the requirements of applicable laws, rules and regulations regarding its composition and the qualifications of its members. The Audit and Governance Committee shall conduct its activities and govern itself in accordance with the requirements of an Audit and Governance Committee Charter adopted and from time to time amended by the Board of Directors.

         Section 5. The Board of Directors shall designate annually a Compensation Committee comprised of three or more Directors. Such committee shall satisfy the requirements of applicable laws, rules and regulations regarding its composition and the qualifications of its members. The Compensation Committee shall conduct its activities and govern itself in accordance with the requirements of a Compensation Committee Charter adopted and from time to time amended by the Board of Directors.

         Section 6. The Board of Directors may designate a Nominating Committee comprised of three or more independent Directors (as defined below) of the Corporation.



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Such committee, if appointed, shall satisfy the requirements of applicable laws, rules and regulations regarding its composition and the qualifications of its members. The Nominating Committee, if appointed, shall conduct its activities and govern itself in accordance with the requirements of a Nominating Committee Charter adopted and from time to time amended by the Board of Directors. For purposes of this Section 20, the term "independent directors" shall have the meaning ascribed to such term under the rules of the Nasdaq Stock market or, if different, the primary exchange on which the common stock of the Corporation is listed for trading.

         Section 7. At each meeting of any committee the presence of a majority of the members of such committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action; PROVIDED, HOWEVER, that no action may be taken by the Executive Committee when two or more officers of the corporation are present as members at a meeting of such committee unless such action shall be concurred in by the vote of two or more members of such committee who are not officers of the corporation.

                                   ARTICLE VII

                            COMPENSATION OF DIRECTORS

         Section 1. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving


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compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE VIII

                              REMOVAL OF DIRECTORS

         Section 1. Unless otherwise restricted by the Certificate of Incorporation or by law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

                                   ARTICLE IX

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE X

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice-President, a


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Secretary and a Treasurer. The Board of Directors may also choose additional
Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or the Compensation Committee of the Board.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                   ARTICLE XI

                             CHIEF EXECUTIVE OFFICER

         Section 1. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. He shall have general and active management of the business of the

Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 2. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                                   ARTICLE XII

                                    PRESIDENT

         Section 1. The President shall perform all the duties and enjoy all the powers commonly incident to his office or delegated to him or which are, or may be, authorized or required by law. In the absence of the Chairman of the Board of Directors, he shall have and perform the duties of that office.

                                  ARTICLE XIII

                               THE VICE-PRESIDENTS

         Section 1. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE XIV

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 1. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 2. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE XV

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 1. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 2. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

         Section 3. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 4. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE XVI

                             CERTIFICATES FOR SHARES

         Section 1. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, the Chief Executive Officer, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

                  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the GCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                  ARTICLE XVII

                                LOST CERTIFICATES

         Section 1. The Board of Directors or any officer of the Corporation may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors or any officer may, in its/his/her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it/he/she shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                  ARTICLE XVIII

                                TRANSFER OF STOCK

         Section 1. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

                                  ARTICLE XIX

                               FIXING RECORD DATE

         Section 1. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE XX

                             REGISTERED STOCKHOLDERS

         Section 1. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE XXI

                               OWNERSHIP BY ALIENS

         Section 1. Foreign Stock Record. There shall be maintained a separate stock record, designated the "Foreign Stock Record," for the registration of Voting Stock, as defined in Section 2, that is Beneficially Owned (as defined in the Certificate of Incorporation) by aliens, as defined in the Certificate of Incorporation ("Alien Stock"). The Beneficial Ownership by aliens of Voting Stock shall be determined in conformity with regulations prescribed by the Board of Directors.

         Section 2. Maximum Percentages. At no time shall ownership of shares representing more than the Maximum Percentage, as defined below, be registered in the Foreign Stock Record. As used herein, (a) "Maximum Percentage" means the maximum percentage of voting power of Voting Stock, as defined below, which may be voted by, or at the direction of, Aliens without violating applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers or adversely affecting the Corporation's operating certificates or authorities, and (b) "Voting Stock" means all outstanding shares of capital stock of the Corporation issued from time to time by the Corporation which, by their terms may vote (at the time such determination is made) for the election of Directors of the Corporation, except shares of Preferred Stock that are entitled to vote for the election of Directors solely as a result of the failure to pay dividends by the Corporation or other breach of the terms of such Preferred Stock.

         Section 3. Recording of Shares. If at any time there exist shares of Voting Stock that are Alien Stock but that are not registered in the Foreign Stock Record, the Beneficial Owner thereof may request, in writing, the Corporation to register ownership of such shares on the Foreign Stock Record and the Corporation shall comply with such request, subject to the limitation set forth in Section 2. The order in which Alien Stock shall be registered on the Foreign Stock Record shall be chronological, based on the date the Corporation received a written request to so register such shares of Alien Stock. If at any time the Corporation shall find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, there shall be removed from the Foreign Stock Record the registration of such number of shares so registered as is sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage. The order in which such shares shall be removed shall be reverse chronological order based upon the date the Corporation received a written request to so register such shares of Alien Stock.

                                  ARTICLE XXII

                         GENERAL PROVISIONS - DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                 ARTICLE XXIII

                                ANNUAL STATEMENT

         Section 1. The Board of Directors shall present at each annual meeting a full and clear statement of the business and condition of the Corporation.

                                  ARTICLE XXIV

                                     CHECKS

         Section 1. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  ARTICLE XXV

                                   FISCAL YEAR

         Section 1. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE XXVI

                                      SEAL

         Section 1. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE XXVII

                                 INDEMNIFICATION

         Section 1. Any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized by the

GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

         Section 2. Any person made a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or suit to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which the person shall be adjudged liable to the Corporation unless and only to the extent that the court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said Court of Chancery or such other court shall deem proper.

         Section 3. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 4. Insurance. The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to an employee benefit plan, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 3 of this Article IX.

                                 ARTICLE XXVIII

                                   AMENDMENTS

         Section 1. The Board of Directors is expressly authorized to adopt, repeal, alter or amend these By-Laws by the vote of a majority of the entire Board of Directors. In addition, the stockholders of the Corporation may adopt, repeal, alter or amend provisions of these By-Laws upon the affirmative vote of the holders of 66 2/3% of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.